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                                                                    EXHIBIT 99.4



                              THE BRINK'S COMPANY
                             Amendment No. 6 to the
                      Amended and Restated Trust Agreement
                             Dated December 1, 1997

     AMENDMENT NO. 6 TO THE AMENDED AND RESTATED TRUST AGREEMENT, dated as of December 1, 1997 ("Trust Agreement"), made as of the 22nd day of November, 2004, by and between THE BRINK'S COMPANY (the "Company") and J. P. MORGAN CHASE BANK, N.A., as Trustee (the "Trustee").

     Pursuant to Section 13(a) of the Trust Agreement, the Company and the Trustee agree to amend the Trust Agreement by substituting the following language as Section 2(f) of the Trust Agreement:

(f) Anything in this Agreement notwithstanding, the Company shall contribute to the Trust as follows:

     (i) The Company shall contribute in periodic payments on or before December 31, 2004, August 1, 2005, and August 1, 2006. The amount payable on or before December 31, 2004, shall be equal to one-third of the difference between the Accumulated Benefit Obligation Amount (as defined below) under the Plan and Contracts as of December 31, 2003, and the value of Trust assets on such date. The amount payable on or before August 1, 2005, shall be equal to one-half of the difference between the Accumulated Benefit Obligation Amount under the Plan and Contracts as of December 31, 2004, and the value of Trust assets as of December 31, 2004. The amount payable on or before August 1, 2006, shall be the Accumulated Benefit Obligation Amount under the Plan and Contracts as of December 31, 2005, less the value of Trust assets as of December 31, 2005. Thereafter, within 210 days after the end of each Plan Year or soon thereafter as is practicable, the Company shall contribute to the Trust in an amount so that the Trust will have sufficient assets to fund all Accumulated Benefit Obligation Amount determined as in effect at the end of such Plan Year. Contributions to the

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     Trust made pursuant to this Trust section  2(f)(i) shall be  irrevocable to the extent the assets held in the Trust do not exceed the Projected Benefit Obligations under the Plan and Contracts as of the last day of the preceding Plan Year. In the event that assets of the Trust exceed the Projected Benefit Obligations under the Plan and Contracts as of the last day of the preceding Plan Year, the Company shall retain a power of appointment exercisable by the Company to revert the excess assets to itself within 210 days after the end of such Plan Year or as soon thereafter as is practicable. Upon a Change in Control, all contributions made to the Trust shall be irrevocable and no assets of the Trust shall revert to the Company until all obligations under the Plan and Contracts have been satisfied.

     (ii) On the date that a Change in Control occurs, to the extent that the assets of the Trust are less than the Projected Benefit Obligations under the Plan and Contracts as of such date, the Company shall make, within 90 days following such Change in Control, an additional irrevocable contribution to the Trust in an amount so that the Trust will have sufficient assets to fund all Projected Benefit Obligations as of the date the Change in Control occurred.

     (iii) The amount of any such  contributions  required  under  items (i) and
     (ii) above shall be determined by Mercer Human Resources Consulting (or another nationally recognized firm of actuaries selected by the Company) as the amount needed to provide "Projected Benefit Obligations" (as defined herein) or Accumulated Benefit Obligations (as defined herein), as applicable, under the Plan and Contracts. Projected Benefit Obligations shall be the actuarial present value as of a specified date of all benefits under the Plan and Contracts based on (a) service to the date of determination, (b) estimated future compensation levels and (c) the actuarial assumptions used under The Brink's Company Pension-Retirement

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     Plan (the  "Pension  Plan") for funding  purposes  (including  the interest rate, mortality table and projected salary increases used therein). Projected Benefit Obligation shall reflect the lump-sum benefit option available under the Plan.

          Accumulated Benefit Obligation Amount shall be the product of: (i) the actuarial present value as of a specified date of all benefits under the Plan and Contracts based on (a) service to the date of determination, (b) the actuarial assumptions used under the Pension Plan for funding purposes (including the interest rate and mortality table used therein), and (c) a reflection of the lump-sum benefit option under the Plan, multiplied by
     (ii) the funded percentage (on an accumulated benefit obligation basis) of the Pension Plan, which will in no event exceed 100%.

     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 6 as of November 22, 2004.


                                        THE BRINK'S COMPANY

                                        By: /s/ Austin F. Reed
                                            ------------------------------
                                            Austin F. Reed, Vice President

                                        J. P. MORGAN CHASE BANK, N.A., Trustee

                                        By: /s/ Peter J. Coghill
                                            --------------------------------
                                            Peter J. Coghill, Vice President